Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of March 31, 2005 and the unaudited pro forma condensed combined statements of operations for the three-months ended March 31, 2005 and year ended December 31, 2004 are based on the historical financial statements of Merge and Cedara giving effect to (1) the merger of Cedara with Merge (and the earlier merger of Cedara and eMed, effective October 8, 2004) using the purchase method of accounting and (2) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The pro forma information is preliminary, being furnished solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The pro forma information is based on preliminary estimates and assumptions set forth in the notes to such information. It does not reflect cost savings expected to be realized from the elimination of certain expenses and from synergies expected to be created or the costs to achieve such expense savings or synergies. No assurance can be given that cost savings or synergies will be realized.

The merger will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described herein, is allocated to the net tangible and intangible assets of Cedara acquired in connection with the merger, based upon their estimated fair values at the closing date of the transaction.

The pro forma adjustments and allocation of purchase price are preliminary and are based on management’s estimates of the fair value of the assets to be acquired and liabilities to be assumed. The preliminary work performed by independent valuation specialists has been considered in management’s estimates of the fair values reflected in the unaudited pro forma condensed combined financial statements.

Based on a preliminary review of the research and development projects currently underway at Cedara, Merge has identified the projects which it believes may qualify as in-process research and development (IPR&D). IPR&D represents incomplete Cedara research and development projects that have not reached technological feasibility and are anticipated to have no alternative future use when acquired. The nature of the efforts to develop the in-process technology into commercially viable products are expected to principally relate to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the technology can be produced to meet its design specification, including function, features and technical performance requirements.

Based on Merge’s preliminary estimates of discounted net cash flows from these products, Merge estimates that $15 million of the purchase price represents purchased IPR&D. This amount is primarily related to projects associated with the Cedara next generation PACS workstation, OEM imaging platforms and image acquisition console projects which have not yet reached technological feasibility and currently have no alternative future use. This amount will be expensed in Merge’s consolidated financial statements as a non-tax-deductible charge.

The final purchase price allocation will be completed after asset and liability valuations are finalized. A final determination of these fair values, will include management’s consideration of a final valuation report prepared by independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets of Cedara that exist as of the effective date of the merger. Any final adjustments may change the allocation of purchase price, which could affect the fair values assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements presented in this Current Report on Form 8-K. Amounts preliminarily allocated to intangible assets with indefinite and definite lives may change significantly, which could result in a material increase or decrease in amortization of intangible assets. Estimates related to the determination of the lives of the tangible and intangible assets acquired may also change, which could result in a material increase or decrease in depreciation or amortization expense.

The unaudited pro forma condensed combined balance sheet is presented as if the transaction had been completed on March 31, 2005 and combines the unaudited historical balance sheet of Merge at March 31, 2005 and the historical unaudited balance sheet of Cedara at March 31, 2005.

The estimated purchase price is based upon the value of Merge common stock based upon the 0.587 exchange ratio and the five-day moving weighted average of Merge’s stock price two days prior, the day of, and two days after the announcement of the merger based on Nasdaq closing prices. The value of vested options are estimated based upon a 1.22 U.S. dollar to Canadian dollar currency exchange ratio, the five day moving weighted average Merge stock price referenced above, and the 0.587 stock exchange ratio referenced above. The preliminary estimated total purchase price of the merger is as follows (in thousands of US$):

Value of Merge stock to be issued	$348,755
Estimated fair value of options assumed	31,500
Direct merger costs	7,250
Total estimated purchased price	$387,505

Under the purchase method of accounting, the total estimated purchase price is allocated to Cedara’s net tangible and intangible assets based upon their respective fair values as of the date of the completion of the merger. The estimated purchase price allocation, based on Cedara’s assets and liabilities as of March 31, 2005, is as follows (in thousands of US$):

Net tangible assets	$31,469
Unearned compensation related to options	12,000
Identified amortizable intangible asset - software technology	15,000
Identified amortizable intangible asset - systems technology	27,000
Identified amortizable intangible asset - customer relationships	18,000
In-process research and development costs	15,000
Goodwill	269,036
Total estimated purchased price	$387,505

The unaudited pro forma condensed combined statement of operations for the three-months ended March 31, 2005 and the year ended December 31, 2004 are presented as if the transaction had been completed on January 1, 2004. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 combines the historical results of Merge and Cedara, as well as the historical results of eMed for the 282-day period ended October 8, 2004.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Merge’s Annual Report on Form 10-K for the year ended December 31, 2004 and Cedara’s financial statements for years ended June 30, 2004, 2003 and 2002 and unaudited financial statements for the three and nine months ended March 31, 2005 and 2004 included within this Current Report on Form 8-K.

Based on a preliminary analysis, Merge expects to incur, upon completion of the transaction or in subsequent quarters, costs for severance and other costs associated with exiting certain activities. Costs related to severance will be recorded as an additional cost of the acquisition. Some of these costs, primarily severance, will result in future cash payments, the timing of which may exceed one year from the effective date. No adjustment has been made to the pro forma information presented in this document to reflect these potential actions, as the costs of employee terminations, facility exit costs, the final valuation of tangible and intangible assets and related liabilities are not currently determinable. Merge expects to expend a substantial amount of effort evaluating and finalizing valuations of tangible and intangible assets and in-process research and development. Although preliminary plans are currently being formulated, Merge does not expect such estimates and plans to be finalized until sometime subsequent to the completion of the transaction.

Merge is in the process of identifying pre-transaction contingencies, if any, where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Upon completion of the transaction and prior to the end of the purchase price allocation period, if information becomes available that would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the final purchase price allocation.

Income taxes are stated at their historical amounts.

Cedara’s historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. Note 22 to the Cedara June 30, 2004 consolidated financial statements included within this Current Report on Form 8-K provides a description of the material differences and a reconciliation between Canadian GAAP and U.S. GAAP. For the purposes of presenting the unaudited pro forma condensed combined financial information, financial information relating to Cedara has been adjusted to conform to U.S. GAAP.

Intercompany balances or transactions between the combining companies were not significant for any of the periods presented. No material pro forma adjustments were required to conform Cedara’s accounting policies to Merge’s accounting policies. Certain reclassifications have been made to conform the Merge, Cedara and eMed historical amounts to the pro forma presentation in addition to those required to conform the historical amounts of Cedara to U.S. GAAP.

On November 24, 2004, Merge announced its plan to acquire AccuImage Diagnostics Corp., a California-based provider of advanced visualization software solutions to the healthcare industry, for approximately $7.0 million in cash, including the assumption of AccuImage’s debt. The acquisition of AccuImage was completed on January 28, 2005. Pro forma disclosure of the impact of the AccuImage acquisition has been excluded because it is not material to Merge’s consolidated statements of operations or financial position.

Difference Between Canadian GAAP and U.S. GAAP

The following describes the material differences to the unaudited pro forma condensed combined financial statements to reconcile Canadian GAAP and U.S. GAAP and should be read in conjunction with Note 22 to Cedara’s June 30, 2004 consolidated financial statements which are included within this Current Report on Form 8-K.

Cedara’s Canadian GAAP accounting is consistent in all material aspects with U.S. GAAP, with the following exceptions:

Stock Compensation

The adoption of CICA Handbook, Section 3870—Stock-Based Compensation and Other Stock-Based Payments reduced most prospective differences in accounting for these costs between Canadian GAAP and U.S. GAAP. For both Canadian and U.S. GAAP, Cedara uses the fair value-based method for accounting for stock options. Prior to CICA Handbook Section 3870, recognition of compensation expense was not required. Merge uses the intrinsic value—based method for accounting for stock options. No adjustment was made to the 2004 pro forma results as the difference was not material for that period, although it is anticipated that this difference may become material with respect to 2005 and later periods.

Assigned Workforce

An adjustment was made to the March 31, 2005 Cedara condensed balance sheet of US $1,000 to reflect the difference between Canadian GAAP and U.S. GAAP related to the value assigned to workforce and included in goodwill during fiscal 2002 which was fully amortized for U.S. GAAP purposes and is reflected as a decrease in goodwill and shareholder’s equity for U.S. GAAP purposes.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF
MERGE AND CEDARA

AT MARCH 31, 2005

U.S. GAAP (in thousands of US$ except share data)

	Merge	Cedara (1),(2)	Pro forma adjustments and reclassifications		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$22,569	$30,283	$(18,747	)(3)	$34,105
Accounts receivable	12,552	13,974			26,526
Inventory	1,094	1,481			2,575
Prepaid expenses and other assets	5,861	1,965	1,000	(4)	8,826
	42,076	47,703	(17,747)		72,032
		—
Property and equipment	1,758	1,809			3,567
Other assets	775	2,346			3,121
Intangible assets	11,848	9,607	50,393	(5)	71,848
Goodwill	25,995	26,839	242,197	(6)	295,031
	$82,452	$88,304	$274,843		$445,599

Liabilities and Shareholders’ Equity
Current liabilities:
Note payable to bank	$—	$10,497	$(10,497	)(7)	$—
Accounts payable and accrued liabilities	5,511	7,289			12,800
Deferred revenue	9,025	4,430	(2,000	)(8)	11,455
	14,536	22,216	(12,497)		24,255
Long-term liabilities	2,060	173			2,233
Shareholders’ equity	65,856	65,915	287,340	(9)	419,111
	$82,452	$88,304	$274,843		$445,599

(1)	Certain reclassifications have been made to the historical presentation of Merge and Cedara financial information to conform to the pro forma presentation.

(2)

Historical results of Cedara are prepared in accordance with Canadian GAAP and have been adjusted to conform with Merge’s presentation under U.S. GAAP. There are no material differences to Cedara’s condensed balance sheet under U.S. GAAP as of March 31, 2005 as compared to Canadian GAAP, except for a US$1,000 charge related to prior year assigned workforce costs that have been reflected as a decrease to goodwill and shareholders’ equity. Cedara amounts were translated into U.S. dollars using the closing exchange rate as of March 31, 2005 of 1.210 Canadian dollars per one U.S. dollar.

(3)	Estimated transaction direct expenses	$(7,250)
	Estimated cash paid to buy required six year D&O policy	(1,000)
	Cash paid to eliminate Cedara’s note payable to bank	(10,497)
		$(18,747)

(4)	Estimated cost to purchase six-year D&O policy for Cedara as required by merger agreement.

(5)	Elimination of Cedara’s intangible assets at March 31, 2005	$(9,607)
	Estimated intangible asset - software technology	15,000
	Estimated intangible asset - system technology	27,000
	Estimated intangible asset - customer relationships	18,000
		$50,393

(6)	Elimination of Cedara’s Goodwill at March 31, 2005	$(26,839)
	Estimated goodwill upon the consummation of the transaction	269,036
		$242,197

(7)	Cash paid to eliminate Cedara’s note payable to bank.

(8)

Estimated purchase accounting adjustment to reflect the deferred revenue of Cedara at fair value. Deferred revenue consists of legal obligations from prepaid maintenance contracts (telephone and technical support) and professional installation, post-sale training and consulting services. These elements are valued at the estimated costs, comprised of salaries, applicable overhead and a normal margin, to fulfill such legal obligations.

(9)	Fair value of shares of Merge common stock issued	$348,755
	Estimated fair value of replacement options	31,500
	Estimated deferred compensation	(12,000)
	Estimated in-process research and development cost	(15,000)
	Elimination of Cedara’s shareholders’ equity	(65,915)
		$287,340

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF

MERGE AND CEDARA

THREE MONTHS ENDED MARCH 31, 2005

U.S. GAAP (in thousands of US$ except share data)

	Merge	Cedara (1),(2)	Pro forma adjustments and reclassifications		Pro Forma
Revenue	$10,501	$19,980			$30,481
Cost of sales	3,429	4,965	$2,043	(3)	10,437
Gross margin	7,072	15,015	(2,043)		20,044

Expenses:
Research and development	1,655	2,493			4,148
Sales and marketing	753	2,785			3,538
General and administration	1,318	2,533			3,851
Other charges	—	1,221	1,000	(4)	2,221
Amortization of intangibles	—	530	(530	)(5)	—
Depreciation and amortization	199	270			469
	3,925	9,832	470		14,227

Income (loss) before interest income (expense)	3,147	5,183	(2,513)		5,817
Interest income (expense), net	77	(94)			(17)
Income tax expense	1,128	—	457	(6)	1,585
Net income (loss) from continuing operations	$2,096	$5,089	$(2,970)		$4,215

Earnings per share from continuing operations:
Basic	$0.16				$0.13
Diluted	$0.15				$0.12

Weighted average number of shares outstanding:
Basic	13,208,370		18,596,567	(7)	31,804,937
Diluted	13,992,241		19,841,634	(8)	33,833,875

(1)	Certain reclassifications have been made to the historical presentation of Merge, Cedara and eMed financial information to conform to the pro forma presentation.

(2)

Historical results of Cedara are prepared in accordance with Canadian GAAP and have been adjusted to conform with Merge’s presentation under U.S. GAAP. There are no material differences to Cedara’s results of operations for the three-months ended March 31, 2005. The Cedara Canadian dollar amounts were translated into U.S. dollars using the average exchange rate during the period.

(3)	Reclassify Cedara foreign withholding taxes from cost of sales to income taxes	$(457)
	Pro forma amortization adjustment for estimated $60,000 intangible asset over six year average estimated life	2,500
		$2,043

(4)	Compensation expense related to replacement options issued in the transaction.

(5)	Eliminate amortization of intangible assets resulting from Cedara’s October 2004 purchase of eMed.

(6)	Reclassify foreign withholding taxes to income taxes from cost of sales.

(7)

Pro forma adjustment to weighted average shares calculation to reflect incremental estimated shares issued in the transaction using the 0.587 conversion rate to the Cedara basic weighted average shares.

(8)

Pro forma adjustment to the diluted weighted average shares calculation to reflect incremental estimated shares issued in the transaction using the 0.587 conversion rate to the Cedara diluted weighted average shares.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF

MERGE AND CEDARA

YEAR ENDED DECEMBER 31, 2004

U.S. GAAP (in thousands of US$ except share data)

	Merge For the twelve months ended December 31, 2004	Cedara(1), (2), (3) For the twelve months ended December 31, 2004	eMed For the 282-day period ended October 8, 2004	Cedara and eMed combined pro forma for the twelve months ended December 31, 2004	Pro forma adjustments and reclassifications		Pro Forma
Revenue	$37,005	$49,295	$19,798	$69,093	$(347	)(4)	$105,751
Cost of Sales	12,887	12,080	9,031	21,111	8,325	(5)	42,323
Gross Margin	24,118	37,215	10,767	47,982	(8,672)		63,428
Expenses:
Research and development	1,967	6,977	2,166	9,143			11,110
Sales and marketing	7,212	6,217	3,340	9,557			16,769
General and administration	4,839	7,502	1,882	9,384			14,223
Other charges	—	1,031	1	1,032	4,000	(6)	5,032
Amortization of intangibles		591	—	591	(591	)(7)	—
Depreciation and amortization	764	1,064	—	1,064			1,828
	14,782	23,382	7,389	30,771	3,409		48,962
Income (loss) before interest expense	9,336	13,833	3,378	17,211	(12,081)		14,466
Interest income, net	469	89	141	230			699
Income tax expense	2,338	—	—	—	1,328	(8)	3,666
Net income (loss) from continuing operations	$7,467	$13,922	$3,519	$17,441	$(13,409)		$11,499
Earnings per share from continuing operations:
Basic	$0.57						$0.37
Diluted	$0.54						$0.34
Weighted average number of shares outstanding:
Basic	13,013,927				18,455,659	(9)	31,469,586
Diluted	13,827,552				19,537,100	(10)	33,364,652

(1)	Certain reclassifications have been made to the historical presentation of Merge, Cedara and eMed financial information to conform to the pro forma presentation.

(2)	Cedara results for the twelve 12 month period ended December 31, 2004 include consolidation of eMed results from October 9, 2004 to December 31, 2004.

(3)

Historical results of Cedara are prepared in accordance with Canadian GAAP and have been adjusted to conform with Merge’s presentation under U.S. GAAP. There are no material differences to Cedara’s results of operations for the year ended December 31, 2004. The Cedara Canadian dollar amounts were translated into U.S. dollars using the average exchange rate during the period.

(4)	Eliminate intercompany sales between Cedara and eMed.

(5)	Reclassify Cedara foreign withholding taxes from cost of sales to income taxes	$(1,328)
	Eliminate intercompany sales between Cedara and eMed	(347)
	Pro forma amortization adjustment for estimated $60,000 intangible asset over six year average estimated life	10,000
		$8,325

(6)	Compensation expense related to replacement options issued in the transaction.
(7)	Eliminate amortization of intangible assets resulting from Cedara’s October 2004 purchase of eMed.
(8)	Reclassify foreign withholding taxes to income taxes from cost of sales.
(9)

Pro forma adjustment to weighted average shares calculation to reflect incremental estimated shares issued in the transaction using the 0.587 conversion rate to the Cedara basic weighted average shares.

(10)

Pro forma adjustment to the diluted weighted average shares calculation to reflect incremental estimated shares issued in the transaction using the 0.587 conversion rate to the Cedara diluted weighted average shares.